SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934

Date of Report (Date of earliest event reported)  February 21, 1997

                      Contempri Homes, Inc.

      (Exact name of registrant as specified in its charter)


      Delaware               1-11762                23-2441485

     (State or other        (Commission          (I.R.S. Employer
       jurisdiction         File Number)       Identification No.)
     of incorporation)


  Stauffer Industrial Park, P.O. Box 96,
  Taylor, Pennsylvania                                   18504

(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (717) 562-0110


Item 3.  Bankruptcy or Receivership

     On February 21, 1997, Contempri Homes, Inc. (the "Company") filed a petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Pennsylvania. As a result thereof, the Company was appointed a Debtor-in-Possession and operates its business and manages its assets in this capacity.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTEMPRI HOMES, INC.



February 27, 1997                  By:  /s/  PETER BORSUK
                                       Peter Borsuk,
                                       Chief Financial Officer
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